SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 5, 2005

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 2.02.	Results of Operations and Financial Condition.

On May 5, 2005, Federated Department Stores, Inc. ("Federated") issued a press release announcing Federated's sales for the fiscal quarter ended April 30, 2005. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits

		99.1	Press Release of Federated dated May 5, 2005.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: May 5, 2005	By: /s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: Senior Vice President and Chief Financial Officer

Exhibit 99.1

FEDERATED DEPARTMENT STORES, INC.

Contacts:
Media - Carol Sanger
513/579-7764
Investor - Susan Robinson
513/579-7780

FOR IMMEDIATE RELEASE

Federated's April Same-Store Sales up 2.8%

     CINCINNATI, May 05, 2005 (BUSINESS WIRE) -- Federated Department Stores, Inc. (NYSE:FD)(PCX:FD) today reported total sales of $1.163 billion for the four weeks ended April 30, 2005, an increase in total sales of 2.6 percent compared to total sales of $1.133 billion in the same period last year. On a same-store basis, Federated's April sales were up 2.8 percent.

     For the 13-week first quarter and year to date, Federated's sales totaled $3.606 billion, up 2.5 percent from total sales of $3.517 billion in the first 13 weeks of 2004. On a same-store basis, Federated's first quarter sales were up 2.6 percent.

Terry J. Lundgren, Federated's chairman, president and chief executive officer, said the company was very pleased with the strength of its April sales.

     "Considering the shift of Easter out of April, it was another strong sales performance for our company, with actual sales exceeding our prior expectations for a relatively flat month," Lundgren said. "As a result of this continuing strength, we are revising our earnings guidance for the first quarter of the year. We now expect earnings for the first quarter of 2005 to be in the range of 65-70 cents a share. This compares to 52 cents a share in the same period last year, and our prior first-quarter 2005 guidance of 45-50 cents a share."

The company is slated to report its first quarter earnings on Wednesday, May 11th.

     Looking ahead, Lundgren said Federated expects its same-store sales for the month of May to be up about 2 percent. Second quarter same-store sales are anticipated to increase by approximately 1 percent. The company reiterated its second quarter earnings guidance of 80-85 cents a share.

     This release contains certain forward-looking statements that reflect current views of the financial performance and other events of Federated. The words "may," "will," "could," "expect," "plan," "anticipate," "believe" and other similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties. Future results or outcomes could differ materially from current expectations because of a variety of factors that affect the company, including competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the SEC.

     Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales of more than $15.6 billion. Federated operates more than 450 stores in 34 states, Guam and Puerto Rico under the names of Macy's and Bloomingdale's. The company also operates macys.com and Bloomingdale's By Mail.

Note: Additional information on Federated, including past news releases, is available at www.fds.com/pressroom.